Exhibit 23.1

LICHTER, YU AND ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS

16133 VENTURA BLVD., SUITE 450
ENCINO, CALIFORNIA 91436
TEL (818)789-0265 FAX (818) 789-3949

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated October 14, 2013, except as to Note 1, 15 and 16, which are as of November 20, 2013, in the Registration Statement (Form S-1) and related Prospectus of Source Financial, Inc. and Subsidiaries dated January 22, 2014.

/s/ Lichter, Yu and Associates
Encino, CA
January 22, 2014